Exhibit 99.1

TTEC Announces First Quarter 2026 Financial Results

and Reiterates Outlook for Full Year 2026

AUSTIN, Texas, May 7, 2026 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global technology, consulting and managed services company focused on delivering solutions at the intersection of data, AI and customer experience, announced today financial results for the first quarter ended March 31, 2026.

"While our performance this quarter was impacted by timing shifts across the business, our commitment to our annual plan is steadfast. Our momentum moving into the balance of the year with recent exciting new client wins and embedded base growth in our diversified portfolio, gives us confidence that we are on our way to achieving our full year objectives,” commented Ken Tuchman, chairman and chief executive officer, TTEC.

Tuchman continued, "Market demand for our AI expertise is accelerating. Enterprise brands are looking for partners who can bridge the gap between high-level AI strategy and practical, large-scale CX technology and services execution. Our ability to design, build, and operate secure and scalable solutions provides a distinct competitive advantage that is translating into new contract wins and a growing pipeline. While we have more work to do to achieve our historic growth and margin profile, we have the right strategies and teams in place to deliver on our full year commitments, and lead in this rapidly evolving customer experience market.”

FIRST QUARTER 2026 FINANCIAL HIGHLIGHTS

Revenue

•	First quarter 2026 GAAP revenue was $496.2 million, a 7.1 percent decrease compared to $534.2 million in the prior year.

•	Foreign exchange had a $7.8 million positive impact on revenue in the first quarter of 2026.

Income from Operations

•	First quarter 2026 GAAP income from operations was $18.5 million, or 3.7 percent of revenue, compared to $24.2 million, or 4.5 percent of revenue in the prior year.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $31.7 million, or 6.4 percent of revenue, compared to $41.5 million, or 7.8 percent of revenue in the prior year.

•	Foreign exchange had a $0.6 million negative impact on Non-GAAP income from operations in the first quarter of 2026.

Adjusted EBITDA

•	First quarter 2026 Non-GAAP Adjusted EBITDA was $45.8 million, or 9.2 percent of revenue, compared to $56.4 million, or 10.6 percent of revenue in the prior year.

Earnings Per Share

•	First quarter 2026 GAAP fully diluted net loss per share was $0.11 compared to net income per share of $0.07 in the prior year.

•	Non-GAAP fully diluted earnings per share was $0.15 compared to $0.28 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the first quarter of 2026 was $27.5 million compared to $21.6 million for the first quarter of 2025.

•	Free cash flow in the first quarter of 2026 was $21.1 million compared to $16.2 million for the first quarter of 2025.

•	Capital expenditures in the first quarter of 2026 were $6.4 million compared to $5.4 million for the first quarter of 2025.

•	As of March 31, 2026, TTEC had cash and cash equivalents of $88.7 million and debt of $891.5 million, resulting in a net debt position of $802.7 million. This compares to a net debt position of $881.4 million for the same period 2025.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	First quarter 2026 GAAP revenue for TTEC Digital was $101.9 million, a decrease of 5.7 percent compared to $108.0 million for the year ago period.

•	Income from operations was $1.4 million or 1.3 percent of revenue compared to $5.9 million or 5.4 percent of revenue in the prior year.

•	Non-GAAP income from operations was $6.7 million, or 6.6 percent of revenue compared to operating income of $12.1 million or 11.2 percent of revenue in the prior year.

TTEC Engage – Technology-enabled customer care, acquisition, and fraud mitigation services

•	First quarter 2026 GAAP revenue for TTEC Engage was $394.3 million, a 7.5 percent decrease from $426.2 million for the year ago period.

•	Income from operations was $17.1 million or 4.3 percent of revenue compared to $18.3 million, or 4.3 percent of revenue in the prior year.

•	Non-GAAP income from operations was $24.9 million, or 6.3 percent of revenue, compared to operating income of $29.4 million, or 6.9 percent of revenue in the prior year.

•	Foreign exchange had a $6.9 million positive impact on revenue and a $0.8 million negative impact on income from operations.

BUSINESS OUTLOOK

“Our first quarter financial results were slightly below expectations across both segments, primarily due to timing factors. In TTEC Digital, we signed significant new professional services engagements with a large portion phased late in the quarter, impacting near-term revenue and profitability. With this sales momentum and a growing pipeline, we are confident we will deliver meaningful growth in our diversified practices throughout the remainder of the year. In TTEC Engage, we continue to focus on profit optimization through the rationalization of certain underperforming clients, infusing AI-technology into business process enhancements, and growing our offshore revenue mix. These initiatives are anticipated to deliver profitability improvements throughout the remainder of the year,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “Our confidence in the business segments remains unchanged and we are re-affirming our full year guidance.”

TTEC Full Year 2026 Outlook

	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$2,005M — $2,055M	$2,030M
Non-GAAP adjusted EBITDA	$220M — $240M	$230M
Non-GAAP adjusted EBITDA margins	11.0% — 11.7%	11.3%
Non-GAAP operating income	$159M — $179M	$169M
Non-GAAP operating income margins	7.9% — 8.7%	8.3%
Interest expense, net	($72M) — ($74M)	($73M)
Non-GAAP adjusted tax rate	38% — 42%	40%
Diluted share count	48.5M — 48.7M	48.6M
Non-GAAP earnings per a share	$1.06 — $1.32	$1.19

Engage Full Year 2026 Outlook

	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$1,585M — $1,615M	$1,600M
Non-GAAP adjusted EBITDA	$164M — $176M	$170M
Non-GAAP adjusted EBITDA margins	10.3% — 10.9%	10.6%
Non-GAAP operating income	$114M — $126M	$120M
Non-GAAP operating income margins	7.2% — 7.8%	7.5%

Digital Full Year 2026 Outlook

	Full Year 2026 Guidance	Full Year 2026 Mid-Point
Revenue	$420M — $440M	$430M
Non-GAAP adjusted EBITDA	$56M — $64M	$60M
Non-GAAP adjusted EBITDA margins	13.3% — 14.6%	14.0%
Non-GAAP operating income	$45M — $53M	$49M
Non-GAAP operating income margins	10.6% — 12.0%	11.3%

The company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, Non-GAAP adjusted tax rate, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2025 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

TTEC will host a live webcast and conference call at 8:30 a.m. ET on Friday, May 8, 2026. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The company's employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release and related oral statements contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, profit improvement actions, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business, operational and financial matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2026	2025
Revenue	$496,175	$534,228

Operating Expenses:
Cost of services	387,866	414,547
Selling, general and administrative	66,539	70,037
Depreciation and amortization	21,305	22,698
Restructuring charges, net	1,450	1,996
Impairment losses	520	761
Total operating expenses	477,680	510,039

Income From Operations	18,495	24,189

Other income (expense), net	(15,875)	(11,628)

Income Before Income Taxes	2,620	12,561

Provision for income taxes	(7,797)	(9,315)

Net (Loss) / Income	(5,177)	3,246

Net (loss) / income attributable to noncontrolling interest	(2,432)	(1,862)

Net (Loss) / Income Attributable to TTEC Stockholders	$(7,609)	$1,384

Net (Loss) / Income Per Share
Basic	$(0.11)	$0.07
Diluted	$(0.11)	$0.07

Net (Loss) / Income Per Share Attributable to TTEC Stockholders
Basic	$(0.16)	$0.03
Diluted	$(0.16)	$0.03

Income From Operations Margin	3.7%	4.5%
Net (Loss) / Income Margin	(1.0)%	0.6%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(1.5)%	0.3%
Effective Tax Rate	297.6%	74.2%

Weighted Average Shares Outstanding
Basic	48,580	47,771
Diluted	48,580	48,225

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2026	2025
Revenue:
TTEC Digital	$101,865	$108,040
TTEC Engage	394,310	426,188
Total	$496,175	$534,228

Income From Operations:
TTEC Digital	$1,359	$5,864
TTEC Engage	17,136	18,325
Total	$18,495	$24,189

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$88,747	$82,901
Accounts receivable, net	429,447	455,829
Prepaids and other current assets	95,068	124,006
Income and other tax receivables	8,772	10,615
Total current assets	622,034	673,351

Property and equipment, net	104,478	111,778
Operating lease assets	75,760	86,064
Goodwill	368,185	368,678
Other intangibles assets, net	125,665	133,688
Income and other tax receivables, long-term	8,536	8,595
Other assets	107,957	116,928
Total non-current assets	790,581	825,731

Total assets	$1,412,615	$1,499,082

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,753	$72,637
Accrued employee compensation and benefits	113,039	155,400
Deferred revenue	60,211	58,828
Current operating lease liabilities	32,044	34,188
Other current liabilities	37,953	34,899
Total current liabilities	309,000	355,952

Long-term liabilities:
Line of credit	889,000	905,000
Non-current operating lease liabilities	52,324	61,170
Other long-term liabilities	60,533	64,057
Total long-term liabilities	1,001,857	1,030,227

Equity:
Common stock	487	486
Additional paid in capital	435,047	432,268
Treasury stock	(584,900)	(584,900)
Accumulated other comprehensive income (loss)	(113,657)	(106,938)
Retained earnings	346,542	354,151
Noncontrolling interest	18,239	17,836
Total equity	101,758	112,903

Total liabilities and equity	$1,412,615	$1,499,082

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) / income	$(5,177)	$3,246
Adjustment to reconcile net income to net cash provided by operating activities :
Depreciation and amortization	21,305	22,698
Amortization of contract acquisition costs	292	494
Amortization of debt issuance costs	733	510
Imputed interest expense and fair value adjustments to contingent consideration	-	-
Provision for credit losses	184	251
Loss on disposal of assets	54	316
Loss on dissolution of subsidiary	102	-
Impairment losses	520	761
Deferred income taxes	-	1,913
Excess tax benefit from equity-based awards	205	236
Equity-based compensation expense	2,826	3,250
Loss / (gain) on foreign currency derivatives	165	(68)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	24,915	14,189
Prepaids and other current assets	29,466	(7,921)
Operating lease assets	8,342	9,715
Other noncurrent assets	5,494	(3,514)
Accrued employee comp & benefits	(41,600)	(21,758)
Accounts payable and other current liabilities	(11,609)	3,868
Deferred revenue and customer advances	1,473	5,543
Operating lease liabilities	(7,538)	(9,297)
Other noncurrent liabilities	(2,617)	(2,840)
Net cash provided by operating activities	27,535	21,592

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	1,460	127
Purchases of property, plant and equipment	(6,400)	(5,406)
Net cash used in investing activities	(4,940)	(5,279)

Cash flows from financing activities:
Net proceeds / (borrowings) from line of credit	(16,000)	(11,000)
Payments on other debt	(372)	(462)
Payments to noncontrolling interest	(1,800)	(2,211)
Tax payments related to the issuance of restricted stock units	(46)	(62)
Payments of debt issuance costs	(134)	-
Net cash used in financing activities	(18,352)	(13,735)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,603	(2,434)

Increase / (decrease) in cash, cash equivalents and restricted cash	5,846	144
Cash, cash equivalents and restricted cash, beginning of period	82,901	84,991
Cash, cash equivalents and restricted cash, end of period	$88,747	$85,135

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2026	2025
Revenue	$496,175	$534,228

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Income from Operations	$18,495	$24,189
Restructuring charges, net	1,450	1,996
Impairment losses	520	761
Property costs not related to operations	-	(46)
Mexico VAT consulting fees	12	408
Expenses related to non-binding offer	659	3,189
Equity-based compensation expenses	2,826	3,250
Amortization of purchased intangibles	7,693	7,750

Non-GAAP Income from Operations	$31,655	$41,497

Non-GAAP Income from Operations Margin	6.4%	7.8%

Depreciation and amortization	13,612	14,948
Loss on sale of subsidiary	401	-
Gain on property sale	(135)	(450)
Mexico VAT Recovery	(34)	(3,906)
Foreign exchange loss / (gain), net	(375)	750
Other Income (expense), net	658	3,589

Adjusted EBITDA	$45,782	$56,428

Adjusted EBITDA Margin	9.2%	10.6%

Reconciliation of Non-GAAP EPS:

Net (Loss) Income	$(5,177)	$3,246
Add: Asset impairment and restructuring charges	1,970	2,757
Add: Equity-based compensation expenses	2,826	3,250
Add: Amortization of purchased intangibles	7,693	7,750
Add: Software accelerated amortization	-	-
Add: Property costs not related to operations	-	(46)
Add: Expenses related to non-binding offer	659	3,189
Add: Gain on property sale	(135)	(450)
Add: Foreign VAT (inclusive of interest)	(376)	(7,823)
Add: Write-off of acquisition related receivable	-	-
Add: Loss on sale of subsidiary	401	-
Add: Foreign exchange loss / (gain), net	(375)	750
Less: Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(286)	1,002

Non-GAAP Net Income	$7,200	$13,625

Diluted shares outstanding	48,580	48,225

Non-GAAP EPS	$0.15	$0.28

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(5,177)	$3,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,305	22,698
Other	11,407	(4,352)
Net cash provided by operating activities	27,535	21,592

Less - Total Cash Capital Expenditures	6,400	5,406

Free Cash Flow	$21,135	$16,186

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital
	Q1 26	Q1 25	Q1 26	Q1 25

Income from Operations	$17,136	$18,325	$1,359	$5,864
Restructuring charges, net	1,035	1,292	415	703
Impairment losses	520	720	-	42
Mexico VAT Consulting Fees	12	408	-	-
Property costs not related to operations	-	(46)	-	-
Expenses related to non-binding offer	357	2,633	302	556
Equity-based compensation expenses	1,843	2,023	983	1,227
Amortization of purchased intangibles	4,043	4,067	3,650	3,683

Non-GAAP Income from Operations	$24,946	$29,422	$6,709	$12,075

Depreciation and amortization	10,937	12,139	2,675	2,809
Mexico VAT Recovery	(34)	(3,906)	-	-
Loss on sale of subsidiary	-	-	401	-
Gain on Property Sale	(135)	(450)	-	-
Foreign exchange loss / (gain), net	(372)	751	(3)	(1)
Other Income (expense), net	654	3,587	4	2

Adjusted EBITDA	$35,996	$41,543	$9,786	$14,885